UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Family Dollar Stores, Inc. (the “Company”) held on January 20, 2011, stockholders voted to:

(1) Elect to our Board of Directors the ten nominees named in the Proxy Statement for the Annual Meeting as follows:

Nominee	Shares Voting For	Shares Withholding Vote
Mark R. Bernstein	100,328,375	1,015,493
Pamela L. Davies	101,029,935	313,933
Sharon Allred Decker	100,543,792	800,076
Edward C. Dolby	101,212,761	131,107
Glenn A. Eisenberg	101,225,923	117,945
Howard R. Levine	100,511,906	831,962
George R. Mahoney, Jr.	97,135,743	4,208,125
James G. Martin	97,071,628	4,272,240
Harvey Morgan	101,172,191	171,677
Dale C. Pond	101,227,431	116,437

There were no abstentions and 9,428,874 broker non-votes with respect to the election to the Board of Directors.

(2) Approve the performance measures for performance-based awards under the Family Dollar Stores, Inc. 2006 Incentive Plan, with 94,764,617 shares voted for, 4,721,081 shares voted against, and 1,858,170 shares abstaining. There were 9,428,874 broker non-votes with respect to the approval of the performance measures for performance-based awards under the Family Dollar Stores, Inc. 2006 Incentive Plan.

(3) Ratify the action of our Audit Committee of the Board of Directors in selecting PricewaterhouseCoopers LLP as independent registered public accountants of the Company and its subsidiaries for fiscal 2011, with 109,470,648 shares voted for, 991,962 shares voted against, and 310,132 shares abstaining. There were no broker non-votes with respect to the appointment of PricewaterhouseCoopers LLP.

Item 8.01.	Other Events.

On January 20, 2011, the Company announced that its quarterly dividend, payable April 15, 2011, would be increased to $0.18 per share. A copy of the news release issued by the Company announcing the change in the quarterly dividend is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99 – News Release dated January 20, 2011, regarding the Company’s increase in quarterly dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: January 24, 2011	By:	/s/ James C. Snyder, Jr.
James C. Snyder, Jr.
Senior Vice President-General Counsel and
Secretary

Exhibit Index

Exhibit No.	Document Description

99	News Release dated January 20, 2011, regarding the Company’s increase in quarterly dividend